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         (b)     Exhibit 11 -   COMPUTATION OF EARNINGS PER COMMON AND COMMON
                                EQUIVALENT SHARES

                                                                                 Three Months Ended
                                                                                   March 31, 1996
                                                                                 ------------------
Primary

Net income                                                                           $1,296,175
                                                                                     ==========
Weighted averages shares outstanding

   Average common shares                                                              5,505,146

   Average unallocated ESOP shares                                                     (323,935)

   Common stock equivalents - options and warrants                                      141,447
                                                                                     ----------
Total weighted average shares outstanding
   during period                                                                      5,322,658
                                                                                     ==========

Earnings per common and common share equivalent - primary                                  $.24
                                                                                           ====
Fully Diluted

Net income                                                                           $1,296,175
                                                                                     ==========
   Average common shares                                                              5,505,146

   Average unallocated ESOP shares                                                     (323,935)

   Common stock equivalents - options and warrants                                      141,447
                                                                                     ----------
Total weighted average shares outstanding
  during period                                                                       5,325,482
                                                                                     ==========

Earnings per common and common share equivalent - fully diluted                            $.24
                                                                                           ====